Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-152311, No. 333-168644 and No. 333-169517) and on Form S-8 (No. 333-168039, No. 333-144878 and No. 333-138704) of Kodiak Oil & Gas Corp. (the “Company”) of our report dated November 4, 2010 relating to our audit of the financial statements of the properties to be acquired by the Company appearing in Exhibit 99.1 to this Current Report on Form 8-K filed on November 4, 2010.

HEIN & ASSOCIATES LLP

Denver, Colorado

November 4, 2010